Press Release

Niska to Participate in UBS MLP Conference

HOUSTON, August 31, 2010 (Thomson Reuters) – Niska Gas Storage Partners LLC (NYSE:NKA) today announced that the Company will participate in the UBS MLP Conference in Las Vegas, Nevada from September 1st to 2nd, 2010. David Pope, President and Chief Executive Officer, Darin Olson, Chief Financial Officer and Simon Dupere, Chief Operating Officer will conduct a series of one-on-one meetings with members of the investment community.

The presentation materials utilized at the conference will be accessible on the Niska website at www.niskapartners.com under the Investor Relations tab on September 1, 2010.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO Hub(TM) in Alberta, Canada; Wild Goose in Northern California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 185.5 Bcf of gas storage capacity.

 SOURCE: Niska Gas Storage Partners LLC

Niska Gas Storage Partners LLC.
Investor Relations
Vance Powers, 403-513-8724
or
Brandon Tran, 403-513-8624